V E R I T E X Investor Presentation 2nd Quarter 2019

Safe Harbor Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex Holdings, Inc. (“Veritex”) expects its recently completed acquisition of Green Bancorp, Inc. (“Green”) to have on its operations, financial condition and financial results and Veritex’s expectations about its ability to successfully integrate the combined businesses of Veritex and Green and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the recently completed acquisition of Green. The forward-looking statements in this presentation also include statements about the expected payment date of Veritex’s quarterly cash dividend, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex has (or Green had) business relationships, diversion of management time on integration-related issues, the reaction to the acquisition by Veritex’s and Green’s customers, employees and counterparties and other factors, many of which are beyond the control of Veritex. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources. 2

Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Returns on average tangible common equity; • Operating net income; • Pre-tax, pre-provision operating earnings; • Diluted operating earnings per share; • Operating return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income; and • Operating noninterest expense. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations to the most directly comparable financial measures calculated in accordance with GAAP. 3

Company Snapshot Overview Footprint • Headquartered in Dallas, Texas • Commenced banking operations in 2010; completed IPO in 2014 • Focused on relationship-driven commercial and private banking across a variety of industries, predominantly in Texas Company Highlights Listing Nasdaq: VBTX Market Cap (July 15, 2019) $1.40 B Total Texas Branches 38 Profitability – Year to Date June 30, 20191 ROAA 1.66% ROATCE 18.50% Efficiency Ratio 43.60% Balance Sheet – Quarter Ended June 30, 2019 Total Assets $8,010 Total Loans $5,939 Total Deposits $6,165 Tangible Book Value Per Common Share1 $14.27 Asset Quality – Quarter Ended June 30, 2019 NPAs / Total Assets 0.54% 2 ALLL + PD / Total Loans 1.77% 4 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Purchase discount (“PD”)

Investment Thesis • 2Q19 pre-tax, pre-provision (“PTPP”) operating earnings of $44.0 million, representing an annualized Strong Core Earnings PTPP return on average assets of 2.22% vs. 2.40% for 1Q19 • 2Q19 operating ROTCE of 18.09% Profile • Branch light business model • Attractive commercial footprint supported by deposit base held in Texas Attractive Core • Well positioned for growth: core markets of Dallas-Fort Worth (“DFW”) and Houston rank1 in the Top 5 MSAs in the nation for both estimated 2018-2023 population growth and in the Top 10 for total Markets MSA deposits • Scalable platform to support significant growth Well Positioned for • Highly skilled bankers in DFW and Houston metro areas with capacity to drive growth Growth • Significant liquidity and capital to support growth initiatives Capable Strategic • Track record of disciplined acquisitions and successful integrations Acquirer • Acquisitions have provided significant strategic benefits and opportunities • Limited downside risk in the loan portfolio with 50.7% of the total portfolio credit marked in the last 7 Diversified Loan quarters Portfolio • ALLL plus remaining purchase discount to total loan portfolio is 1.77% • Management team with significant experience driving efficiency, growth and culture Experienced • Track record of successful strategic acquisitions, proactive management of credit resulting in limited Management Team credit losses and building out origination teams to support growth 1 Represents Dallas and Houston rank amongst the Top 25 largest U.S. MSAs by population. 5

Second Quarter 2019 Highlights • Diluted earnings per shares (“EPS”) was $0.49 and diluted operating EPS1 was $0.59, resulting in diluted operating EPS up 28.3% compared to the second quarter 2018; • Book value per common share was $22.55 and tangible book value per Green Bank Merger Update common share1 was $14.27 in Q2 reflecting operating earnings, merger expenses, dividends and share repurchase activity; Closed merger on January 1, 2019 • Return on average assets of 1.36% with operating return on average 1 assets of 1.63% in Q2; Integration of people, processes and culture proceeding well • Efficiency ratio of 51.49% and operating efficiency ratio1 of 43.66%, reflecting two consecutive quarters of operating efficiency ratio below 44%; Cost savings are being realized faster than modeled • Purchased 855,262 shares of outstanding Veritex common stock under stock buyback program during Q2 resulting in 1,171,862 shares purchased Completed core system conversion during 2019; Completed 4 branch closures and • On July 22, 2019, declared quarterly cash dividend of $0.125 per common planned divesture of the Austin share payable in August 2019; branch • Successfully converted systems, customers, branches and branding in June 2019 in connection with our acquisition of Green Bancorp, Inc.; • Completed previously announced sale of Austin branch thereby exiting the Austin market. 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 6

Fully Diluted EPS and ROATCE1 Diluted Earnings Per Share1 $0.59 $0.59 $0.60 $0.50 $0.46 $0.47 $0.49 $0.42 $0.42 $0.40 $0.40 $0.36 $0.30 $0.20 $0.13 $0.10 $0.00 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating ROATCE1 18.81% 20% 18.09% 14.07% 13.37% 15% 12.49% 15.26% 12.80% 10% 11.52% 10.79% 5% 5.09% 0% 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 7

ROAA and Efficiency Ratio1 ROAA1 2.0% 3.0% 1.69% 1.63% 2.40% 1.47% 1.40% 2.5% 2.22% 1.5% 1.28% 2.03% 1.98% 1.95% 2.0% 1.36% 1.34% 1.0% 1.20% 1.5% 1.10% 1.36% 1.0% 1.34% 0.5% 1.20% 1.10% 0.5% 0.38% 0.0% 0.0% 0.38% 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating Reported PTPP Operating Efficiency Ratio1 Tangible Book Value per Common Share1 85% 82.30% $14.74 80% $15.00 $14.27 75% $14.50 $14.21 $13.83 $13.83 70% $14.00 65% $13.50 57.58% 60% 54.27% $13.00 53.51% 55% 51.49% $12.50 $0.44 50% $12.00 43.54% 45% 50.65% 48.67% 49.09% 43.66% $11.50 40% $11.00 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 8

Net Interest Income • Net interest income of $71.4 million slightly decreased from 1Q19 and increased $43.5 million, or 156%, compared to 2Q18, largely $ in million $72.9 due to the Green merger $71.4 • Net interest margin of 4.00% down 17 bps compared to 1Q19; includes $5.5 million of purchase accounting adjustments in 2Q19 compared to $6.8 million in 1Q19 • Excluding all purchase accounting, the adjusted NIM declined 9 bps to 3.69% • 2Q19 loan commitments totaled $542.6 million at a weighted average rate of 5.51% Drivers of NIM decrease $27.9 NIM Adj. NIM 4.17% 4.00% 1Q19 Net Interest Margin 4.17% 3.78% 4.09% Impact of rates on other earnings assets (0.03%) (0.03%) 3.78% 3.74% Impact of purchased floors (0.01%) (0.01%) 3.69% Impact of lagging deposit betas (0.06%) (0.06%) 2Q18 1Q19 2Q19 Net Interest Income Impact from other borrowing rates 0.01% 0.01% NIM 1 Adjusted NIM (Excludes All Purchase Accounting) Impact from lower loan accretion (0.03%) - Impact from lower deposit premium (0.05%) - accretion 2Q19 Net Interest Margin 4.00% 3.69% 1 Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $3.6 million and $1.9 million in 2Q19, $4.1 and $2.7 million in 1Q19 and $2.1 9 million and $190 thousand in 2Q18.

Rate Impact and Actions Taken

1. During Q2, purchased $275 million of 1 month Libor interest rate floors with a strike rate of 2.43% and restructured $255 million of bonds, extending duration, picking up yield and decreasing our variable-rate exposure to just under 7%. This step removed 20% of the impact from a down 100 rate move. See static shock graph below.
2. Subsequent to quarter end, entered into $400 million of floating rate and structured borrowings at a blended rate of 1.46% to replace high cost funding including our corresponding money market. While not affecting the interest rate risk profile, this step is estimated to add approximately 5 bps to NIM before the impact of falling rates.
3. Customer specific plans in place for falling rate environment focused on retaining strong relationships and limiting impact to franchise value.
4. Note the variable rate loan floor table below which shows the percentage of loans with floors and the spread to the floor.

Static Shock Impact on Net Interest Income



15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%
-15.00%
Down 300
Down 200
Down 100
Base
Up 100
Up 200
March-19
June-19

Variable Rate Loan Floors

Grouping	Total Balance	% of Total Balance	Cumulative % of Total Balance
No Floor	$ 2,859	69%	69%
Floor Reached	118	3%	72%
0-25 bps to Reach Floor	64	2%	74%
26-50 bps to Reach Floor	69	2%	76%
51-75 bps to Reach Floor	56	1%	77%
76-100 bps to Reach Floor	325	8%	85%
101-125 bps to Reach Floor	81	2%	87%
126-150 bps to Reach Floor	194	5%	92%
151+ bps to Reach Floor	345	8%	100%
$ in million	**$ 4,111**	**100%**	

10

Noninterest Income (Operating) • Operating noninterest income1 totaled $6.7 million for the quarter ended June 30, 2019 which includes a $434 thousand write down in the value of acquired investments in community development-oriented private equity funds used for Community Reinvestment Act purposes. • SBA sales down from previous year but remain on track with year to date expectations. Operating Noninterest Income1 Composition ($ in thousands) $9,256 $2,091 $6,676 $218 $2,370 $1,104 $1,932 $3,661 $1,278 $611 $2,290 $2,408 $1,831 $767 $919 $3,517 $3,422 $416 $270 $261 $410 $387 $846 $809 $832 2Q18 3Q18 4Q18 1Q19 2Q19 Service charges and fees on deposit accounts Loan fees Gain on sale of loans Other 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 11

Noninterest Expense (Operating) • Operating noninterest expense totaled $34.1 million1 for the quarter ended June 30, 2019, a 4.7% decrease over the prior quarter. • Operating noninterest expense excludes branch closures/divestitures, core conversion and planned employee departures. • Added new talent during the second quarter without significant impact to salaries and employee benefits expenses. Operating Noninterest Expense1 Composition ($ in thousands) $35,776 $34,106 $6,584 $7,100 $2,760 $2,719 $3,418 $2,814 $4,129 $4,014 $15,554 $16,208 $14,705 $2,579 $2,794 $2,942 $798 $835 $856 $1,893 $1,889 $1,528 $2,412 $18,885 $2,143 $2,890 $17,459 $7,236 $7,394 $8,278 2Q18 3Q18 4Q18 1Q19 2Q19 Salaries and employee benefits Occupany and equipment Professional and regulatory fees Amortization of intangibles Other 12 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Loans Held For Investment

- Loans held for investment increased $154.0 million, or 10.7% on a linked quarter annualized basis, as a result of organic growth.
- Excluding mortgage warehouse, loans held for investment increased 4.8% on a linked quarter annualized basis.
- 50.7% of loan portfolio was credit marked in the last 7 quarters.

Loans Held for Investment



($ in billions)
$6
$5
$4
$3
$2
$1
$-
$5.9B
$0.7
$1.7
$0.5
$1.9
$0.4
$2.1
$3.3
$2.5
$3.0
$2.9
2Q18
3Q18
4Q18
1Q19
2Q19
Originated
Acquired

($ in millions)	For the Quarter Ended 1Q19	2Q19
Originated Loans[1]	2,510	2,730
Acquired Loans	3,154	3,002
Mortgage warehouse	114	200
Total Loans	5,778	5,932
Qtr / Qtr Change in Balance		
Originated Loans[1]	18.3%	8.8%
Acquired Loans	650.8%	-4.8%
Mortgage warehouse	100%	75.4%
Total Loans	126.1%	2.7%

Loan Composition



As of June 30, 2019
1-4 Family and Consumer 10%
Commercial...
Owner Occupied CRE 13%
Mortgage Warehouse 3%
Commercial Real Estate 44%

[1] Originated loans includes newly originated loans and purchased loans that have matured and renewed during the quarter.

13

Deposits and Liquidity • Noninterest-bearing deposits totaled $1.5 billion, Deposits which comprised 24.0% of total deposits as of ($ in thousands) June 30, 2019. $6,000 • Loan to deposit ratio increased to 96.2% at June 30, 2019 from 91.8% at March 31, 2019. $2,241 $2,042 • 2Q19 cost of deposits increased 17 bps over 1Q19 $5,000 reflecting lagging deposit betas and lower purchase accounting impact. • Continued focus on cost-effective deposit growth $4,000 with core clients. Average Cost of Total Deposits $3,000 1.79% $2,646 1.75% $2,617 1.62% 1.59% $648 $683 $626 $2,000 1.39% 1.38% 1.32% 1.20% 1.25% $1,346 $1,313 1.05% $1,253 $1,000 $1,440 $1,477 $611 $662 $626 $- 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Average cost of total deposits Average cost of interest-bearing deposits Noninterest-bearing Interest-bearing Certificates and other time deposits 14

Strong Asset Quality Non-Purchased Purchased ($ in thousands) Impaired Impaired Total ALLL balance at 3/31/19 $ 21,304 $ 299 $ 21,603 Net charge-offs (226) - (226) Net QTD charge-offs: .004 % Provisions for loan losses 3,146 189 3,335 ALLL balance at 6/30/19 $ 24,224 $ 488 $ 24,712 Remaining purchase discount ("PD") mark 26,007 54,358 80,365 Total ALLL + PD $ 50,231 $ 54,846 $ 105,077 Effective Reserve of Loan balances $ 5,759,228 $ 172,943 $ 5,932,171 1.77% or $105.0 MM ALLL percentange 0.42% 0.28% 0.42% Remaining purchase discount mark percentage 0.45% 31.43% 1.35% Effective reserve percentange 0.87% 31.71% 1.77% Allowance for Loan Losses Ratio NPAs / Total Assets1 1.82% 1.77% 0.80% 0.77% 0.54% 1.29% 1.28% 1.23% 0.16% 0.29% $21 0.75% 0.73% 0.61% $2 0.37% 0.42% $64 $26 $4 $1 $25 $19 $16 $4 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 ALLL ALLL + Remaining PD Nonaccruals Accruing 90+ ORE NPAs/Total Assets 1 $ in millions 15

VHI Capital Ratios Company Level as of June 30, 2019 Bank Level as of June 30, 2019 12.80% 11.77% 12.45% 12.54% 11.50% 12.16% 11.93% 10.57% 10.47% 11.61% 10.02% 10.08% 10.65% 10.80% 1 TCE / TA Leverage Ratio Tier 1 Ratio Total Capital Ratio Leverage Ratio Tier 1 Ratio Total Capital Ratio 1Q19 2Q19 1Q19 2Q19 • Stock Buyback Program › QTD repurchased $22.1 million in common stock (855,262 shares) 2019 › YTD repurchased $29.8 million in common stock (1,171,862 shares) › Reduction in share count of 2.15% Capital • 2019 Return to Shareholders › QTD return of $28.9 million ($22.1 million in stock buyback and $6.8 Actions million in common dividends) › YTD return of $43.4 million ($29.8 million in stock buyback and $13.6 million in common dividends) 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 16

Well Positioned in Attractive Texas Markets

Overview

- Texas remains one of the more attractive states in the U.S. from a demographic and commercial opportunity perspective:
  - Population growth expected to double U.S. average
  - If Texas were a sovereign nation, it would rank the 10th largest economy in the world based on GDP, ahead of Australia, Mexico, Spain, Russia and many others
  - Pro-business environment with no state income taxes
  - Behind Texas' strong economy are 50 Fortune 500 companies headquartered in Texas, more than 1,500 foreign companies and 2.4 million small businesses
  - Texas is the #1 exporting state in the nation for the 17th consecutive year, exporting $315 billion in goods in 2018
  - 13 million in the Texan workforce, representing the second largest civilian workforce in the U.S.
  - Texas marked its 109th consecutive month of job gains in May 2019

Source: Texas Office of the Governor (Economic Development and Tourism)

Favorable Demographics

	MSA Deposits ($ in billion) (Top 25 Rank[1])	2018-2023 Est. Pop. Growth (Top 25 Rank[1])	2018-2023 Est. HHI Growth (Top 25 Rank[1])
Houston, TX	$246 (#12)	8.3% (#1)	7.7% (#24)
DFW	$2,484 (#9)	7.7% (#4)	9.8% (#16)
Texas	$840	7.1%	9.5%
United States	**$12,308**	**3.5%**	**8.9%**

Source: FDIC, S&P Global Market Intelligence, [1]Represents Houston and DFW rank amongst the Top 25 largest U.S. MSAs by population

Continued Strengthening in Texas Economy



525
425
325
225
Texas Business Cycle Index
Dallas Business Cycle Index
Houston Business Cycle Index
$473.4
$357.4
$348.4
1
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

[1] Business Cycle Index as of June 30, 2019.
Source: Federal Reserve Bank of Dallas

17

Well Positioned in Attractive Texas Markets DFW Houston • 4th most populous DFW Employment • 5th most populous Houston Employment MSA in the U.S. (7.5 MSA in the U.S. (7.0 million residents), million residents) Manufacturing 8% Other adding more than $1 Other Trade, Trade, • 4th most 10% million people in an Manufacturing 16% Transport & Transport & headquartered Utilities eight-year period 7% Utilities 20% location for Fortune Construction 20% • 3rd most 500 companies (21 10% Financing Professional Professional headquartered 8% Services companies) Services 16% 16% location for Fortune Leisure & Largest export market Edu. & Edu. & • Hospitality 500 companies (24 Govt. Health Health Svcs. in the U.S., with a 10% Govt. companies) Leisure & 11% Svcs. 13% Hospitality 12% diverse economy 13% 10% Veritex Regional Distribution as of June 30, 2019 Branches Loans Deposits Other Other Other 1% 2% 1% Houston Houston 31% Houston DFW 28% 44% DFW 55% DFW 67% 71% Total Branches: 39 Total Loans: $5,939 Total Deposits: $6,165 18 Source: Texas Workforce Commission, Greater Houston Partnership

Scalable Platform with Attractive Growth Profile Organic Growth Strategic Acquisitions • Highly productive origination teams • Strategic M&A has been an important growth driver actively generating loans and • Disciplined acquisition strategy to supplement organic growth deposits and serving as the primary point of contact for our customers • Since 2010: – Private and business bankers – Completed 7 whole-bank transactions focus on emerging and small – Acquired $4.4 billion in loans business customers – Acquired $4.7 billion in deposits – Commercial and specialty bankers focus on C&I, real Total Loans Total Deposits estate, mortgage warehouse and SBA loans • Continue to drive increasing 3,473 productivity of existing bankers 3,202 through tailored incentive plans – “Inspect what you expect” – Weighted toward deposit generation 1,065 1,199 2,556 2,730 2,622 2,825 • Strong organic growth has been a 88 97 983 1,156 1,120 1,080 major focus of management since 603 733 639 771 inception 2014 2015 2016 2017 2018 2019 2014 2015 2016 2017 2018 2019 Total Loans Acquired in Period Total Deposits Acquired in Period 19

Proven Track Record as a Strategic Acquirer Overview Acquisition History • Selective use of strategic acquisitions to augment growth and efficient scale Date Target Loans Branches • Focused on well-managed banks in our target markets Sept. 2010 Professional $91.7 3 with: – Favorable market share Mar. 2011 Fidelity $108.1 3 – Low-cost deposit funding – Compelling fee income generating business – Growth potential Oct. 2011 Bank of Las $40.4 1 – Other unique attractive characteristics Colinas • Key metrics used when evaluating acquisitions: July 2015 Independent $88.5 2 – EPS accretion Bank – TBVPS earn-back Aug. 2017 Sovereign $752.5 9 – IRR • Reputation as an experienced acquirer Dec. 2017 Liberty $312.6 5 • We expect to maintain discipline in pricing and pursue transactions expected to produce attractive risk adjusted returns Jan. 2019 Green $3,254.9 21 • We strive to build, maintain and support Veritex culture during integrations 20

Stock Price Performance 1 Year: 7/1/18 – 6/30/19 3 Year: 7/1/16 – 6/30/19 5 Year: 7/1/14 – 6/30/19 20% 80% 120% 100% 100% 60% 10% 60% 50% 80% 0% 40% 36% 60% 39% 40% 30% -10% 20% -11% 20% -13% -16% -20% 0% 0% VBTX SNL SW US NASDAQ VBTX SNL SW US NASDAQ VBTX SNL SW US NASDAQ Bank Bank Bank Bank Bank Bank Source: S&P Global Market Intelligence 21

Attractive Valuation Price / 2019 Estimated EPS1 25.5 25.0 20.0 15.3 14.6 15.0 14.4 13.6 13.8 11.9 12.1 Median = 11.7X 11.4 11.6 9.5 9.8 9.9 9.9 10.0 9.0 7.8 5.0 0.0 CADE EGBN TCF VBTX IBTX SFNC PPBI SFBS ABTX HTH BANF CVBF OBNK SBSI CBTX FFIN 1 Mean consensus EPS estimates as compiled by FactSet. Source: SNL Financial. Peers comprised of major exchange traded U.S. banks in VBTX custom peer group. Trading multiples based on closing prices as of August 5, 2019. 22

Analyst Recommendations “We continue to favor VBTX’s franchise, organic growth profile, strong Texas markets, management team and valuation. We also believe VBTX has optionality in its future, that could include selling before $10 billion… ” - Keefe, Bruyette & Woods, Inc. 2019 Firm Rating Price Target 2020 Estimate Estimate Keefe Bruyette & Woods Inc. Outperform $32.00 $2.45 $2.50 Piper Jaffray Co. Overweight $31.00 $2.37 $2.48 D.A. Davidson & Co. Buy $31.00 $2.43 $2.62 Stephens Inc. Overweight $29.00 $2.38 $2.38 Sandler O’Neill & Partners LP Buy $29.50 $2.39 $2.45 Raymond James & Associates Outperform $29.00 $2.45 $2.49 Consensus $30.25 $2.41 $2.49 23

Closing Remarks • Build and maintain Veritex culture during integration • Multiple significant 2019 hires, including new Houston president, Head of mortgage warehouse lending, Chief Technology Officer, President of our Mortgage Division and Director of Special Assets • Branch-light business model located in attractive major metropolitan markets in Texas • Scalable platform to accommodate organic growth and enhance profitability • CRE growth capacity supports expectations for loan production and growth • Demonstrated ability to grow both loans and deposits organically • Strong operating earnings profile, highlighted by 2Q19 annualized PTPP return on average assets of 2.22%, operating ROAA of 1.63%, operating ROTCE of 18.09% and an operating efficiency ratio of 43.66% • Significant liquidity and capital levels to support future growth • Limited credit downside given that 50.7% of loan portfolio was credit marked in the last 7 quarters. • Continue to return excess capital to shareholders through share repurchase and common stock dividends. 24

V E R I T E X Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

	As of				
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
	(Dollars in thousands, except per share data)				
Tangible Common Equity					
Total stockholders' equity	$ 1,205,293	$ 1,193,705	$ 530,638	$ 517,212	$ 508,441
Adjustments:					
Goodw ill	(370,221)	(368,268)	(161,447)	(161,447)	(161,447)
Core deposit intangibles	(72,465)	(74,916)	(11,675)	(12,107)	(12,538)
Tangible common equity	$ 762,607	$ 750,521	$ 357,516	$ 343,658	$ 334,456
Common shares outstanding	53,457	54,236	24,254	24,192	24,181
Book value per common share	$ 22.55	$ 21.88	$ 21.88	$ 21.38	$ 21.03
Tangible book value per common share	$ 14.27	$ 13.76	$ 14.74	$ 14.21	$ 13.83
Tangible Common Equity					
Total stockholders' equity	$ 1,205,293	$ 1,193,705	$ 530,638	$ 517,212	$ 508,441
Adjustments:					
Goodw ill	(370,221)	(368,268)	(161,447)	(161,447)	(161,447)
Core deposit intangibles	(72,465)	(74,916)	(11,675)	(12,107)	(12,538)
Tangible common equity	$ 762,607	$ 750,521	$ 357,516	$ 343,658	$ 334,456
Tangible Assets					
Total assets	$ 8,010,106	$ 7,931,747	$ 3,208,550	$ 3,275,846	$ 3,133,627
Adjustments:					
Goodw ill	(370,221)	(368,268)	(161,447)	(161,447)	(161,447)
Core deposit intangibles	(72,465)	(74,916)	(11,675)	(12,107)	(12,538)
Tangible Assets	$ 7,567,420	$ 7,488,563	$ 3,035,428	$ 3,102,292	$ 2,959,642
Tangible Common Equity to Tangible Assets	10.08%	10.02%	11.78%	11.08%	11.30%

26

Reconciliation of Non-GAAP Financial Measures For the Six Months For the Three Months Ended Ended 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 30-Jun-18 30-Jun-19 (Dollars in thousands, except per share data) Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 26,876 $ 7,407 $ 9,825 $ 8,935 $ 10,193 $ 34,283 Adjustments: Plus: Amortization of core deposit intangibles 2,451 2,477 432 431 432 4,928 Less: Tax benefit at the statutory rate 515 520 91 91 91 1,035 Net income available for common stockholders adjusted for amortization of intangibles $ 28,812 $ 9,364 $ 10,166 $ 9,275 $ 10,534 $ 38,176 Average Tangible Common Equity Total average stockholders' equity $ 1,200,632 $ 1,190,266 $ 523,590 $ 514,876 $ 504,328 $ 1,193,990 Adjustments: Average goodw ill (369,255) (366,795) (161,447) (161,447) (161,433) (368,524) Average core deposit intangibles (73,875) (76,727) (11,932) (12,354) (12,807) (75,293) Average tangible common equity $ 757,502 $ 746,744 $ 350,211 $ 341,075 $ 330,088 $ 750,173 Return on Average Tangible Common Equity (Annualized) 15.26% 5.09% 11.52% 10.79% 12.80% 10.26% 27

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended					For the Six Months Ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19
	(Dollars in thousands, except per share data)					
Operating Earnings						
Net income	$ 26,876	$ 7,407	$ 9,825	$ 8,935	$ 10,193	$ 34,283
Plus: Loss on sale of securities available for sale, net	642	772	42	—	—	1,414
Plus: Loss (gain) on sale of disposed branch assets[1]	359	—	—	—	—	359
Plus: One-time issuance of shares to all employees	—	—	—	—	421	—
Plus: Merger and acquisition expenses	5,431	31,217	1,150	2,692	1,043	36,648
Operating pre-tax income	33,308	39,396	11,017	11,627	11,657	72,704
Less: Tax impact of adjustments[2]	1,351	6,717	(440)	538	293	8,068
Plus: Tax Act re-measurement	—	—	—	(688)	(127)	—
Plus: Other M&A tax items	277	—	—	—	—	277
Net operating earnings	**$ 32,234**	**$ 32,679**	**$ 11,457**	**$ 10,401**	**$ 11,237**	**$ 64,913**
Weighted average diluted shares outstanding	54,929	55,439	24,532	24,613	24,546	55,031
Diluted EPS	$ 0.49	$ 0.13	$ 0.40	$ 0.36	$ 0.42	$ 0.62
Diluted operating EPS	$ 0.59	$ 0.59	$ 0.47	$ 0.42	$ 0.46	$ 1.18

[1] Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income.

[2] During the fourth quarter of 2018, the Company initiated a transaction cost study, which through December 31, 2018 resulted in $727 thousand of expenses paid that are non-deductible merger and acquisition expenses. As such, the $727 thousand of non-deductible expenses are reflected in the six months ended June 30, 2018 tax impact of adjustments amounts reported. All other non-merger related adjustments to operating earnings are taxed at the statutory rate.

28

Reconciliation of Non-GAAP Financial Measures For the Six Months For the Three Months Ended Ended 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 30-Jun-18 30-Jun-19 (Dollars in thousands, except per share data) Pre-Tax, Pre-Provision Operating Earnings Net income $ 26,876 $ 7,407 $ 9,825 $ 8,935 $ 10,193 $ 34,283 Plus: Provision for income taxes 7,369 1,989 3,587 1,448 2,350 9,358 Pus: Provision for loan losses 3,335 5,012 1,364 3,057 1,504 8,347 Plus: Loss on sale of securities available for sale, net 642 772 42 — — 1,414 Plus: Loss (gain) on sale of disposed branch assets 359 — — — — 359 Plus: One-time issuance of shares to all employees — — — — 421 — Plus: Merger and acquisition expenses 5,431 31,217 1,150 2,692 1,043 36,648 Net pre-tax, pre-provision operating earnings $ 44,012 $ 46,397 $ 15,968 $ 16,132 $ 15,511 $ 90,409 Average total assets $ 7,937,319 $ 7,841,267 $ 3,243,168 $ 3,233,214 $ 3,059,456 $ 7,888,043 Pre-tax, pre-provision operating return on average assets1 2.22% 2.40% 1.95% 1.98% 2.03% 2.31% Average total assets $ 7,937,319 $ 7,841,267 $ 3,243,168 $ 3,233,214 $ 3,059,456 $ 7,888,043 Return on average assets1 1.36% 0.38% 1.20% 1.10% 1.34% 0.88% Operating return on average assets1 1.63% 1.69% 1.40% 1.28% 1.47% 1.66% 1 Annualized ratio. 29

Reconciliation of Non-GAAP Financial Measures For the Six Months For the Three Months Ended Ended 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 30-Jun-18 30-Jun-19 (Dollars in thousands, except per share data) Operating earnings adjusted for amortization of intangibles Net operating earnings $ 32,234 $ 32,679 $ 11,457 $ 10,401 $ 11,237 $ 64,913 Adjustments: Plus: Amortization of core deposit intangibles 2,451 2,477 432 431 432 4,928 Less: Tax benefit at the statutory rate 515 520 91 91 91 1,035 Operating earnings adjusted for amortization of intangibles $34,170 $34,636 $11,798 $10,741 $11,578 $68,806 Average Tangible Common Equity Total average stockholders' equity $ 1,200,632 $ 1,190,266 $ 523,590 $ 514,876 $ 504,328 $ 1,193,990 Adjustments: Average goodw ill (369,255) (366,795) (161,447) (161,447) (161,433) (368,524) Average core deposit intangibles (73,875) (76,727) (11,932) (12,354) (12,807) (75,293) Average tangible common equity $ 757,502 $ 746,744 $ 350,211 $ 341,075 $ 330,088 $ 750,173 Operating Return on average tangible 1 common equity 18.09% 18.81% 13.37% 12.49% 14.07% 18.50% Efficiency ratio 51.49% 82.30% 54.27% 57.58% 53.51% 67.28% Operating efficiency ratio 43.66% 43.54% 50.65% 49.09% 48.67% 43.60% 1 Annualized ratio. 30

Reconciliation of Non-GAAP Financial Measures As of 30-Jun-19 31-Mar-19 31-Dec-18 30-Sep-18 30-Jun-18 (Dollars in thousands, except per share data) Operating Noninterest Income Noninterest income $ 6,034 $ 8,484 $ 3,619 $ 2,408 $ 2,290 Plus: Loss on sale of securities availablefor sale, net 642 772 42 - - Operating noninterest income $ 6,676 $ 9,256 $ 3,661 $ 2,408 $ 2,290 Operating Noninterest Expense Noninterest expense $ 39,896 $ 66,993 $ 17,358 $ 18,246 $ 16,169 Plus: Loss (gain) on sale of disposed branch assets1 359 - - - - Plus: One-time issurance of shares to all employees - - - - 421 Plus: Merger and acquisition expenses 5,431 31,217 1,150 2,692 1,043 Operating noninterest expense $ 34,106 $ 35,776 $ 16,208 $ 15,554 $ 14,705 1 Annualized ratio. Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income. 31

V E R I T E X